Exhibit (c)(xiii)

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion A Confidential Presentation Purposes Only Preliminary Indications of Value Project Asterix July 6, 2022 Presented By

DRAFT as of 6-Jul-2022 Strictly Confidential Table of Contents For Discussion Purposes Only 1 Transaction Overview 3 2 Market View 7 3 Value Methodology and Key Assumptions 12 4 Modelling Parameters 22 5 Value Conclusions 37 6 Disclaimer 40 2

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion Purposes Only Transaction Overview

DRAFT as of 6-Jul-2022 Strictly Confidential TD Securities’ Mandate For Discussion Purposes Only â–ª The Special Committee of the Board of Directors (“Special Committee”) of Turquoise Hill Resources Ltd. (“Turquoise Hill”, “TRQ”, or the “Company”) has engaged TD Securities Inc. (“TD Securities”) to act as independent valuator in connection with the non-binding proposal dated March 13, 2022 (the “Proposal”) received from Rio Tinto International Holdings Ltd. (“RTIHL” and together with its affiliates, “Rio Tinto” or “Rio”) to acquire all of the outstanding common shares of Turquoise Hill (the “Turquoise Hill Common Shares”) not held by Rio Tinto, referred to herein as the “Transaction” â–ª TD Securities has been asked to prepare the following preliminary analysis of the value of the Turquoise Hill Common Shares â–ª This presentation summarizes the analysis undertaken by TD Securities to date The following presentation represents a preliminary report to the Special Committee. The analysis is incomplete and the preliminary indications of value presented in this report are for discussion purposes only and should not be construed as an opinion as to the value of Turquoise Hill, the Turquoise Hill Common Shares or the fairness of the Transaction. 4

DRAFT Summary of TD’s Relationships and Past Work For as of 6-Jul-2022 Strictly Confidential Turquoise Hill and Rio Tinto For Discussion Purposes Only â–ª TD Securities is not an affiliate and does not have a material financial interest in Turquoise Hill or Rio Tinto for the purposes of MI 61-101 â–ª TD Securities maintains ongoing coverage of Turquoise Hill and Rio Tinto through its Global Mining Group and had represented each party with certain financing initiatives in recent months including: Turquoise Hill – Mandated as joint bookrunner with respect to potential US$650mm equity financing in 2022 – Advisor to Special Committee with respect to Project Theta from April 2020 – April 2021 Rio Tinto – US$330mm commitment to US$7.5bn revolving credit facility â–ª Title of “Bookrunner, Mandated Lead Arranger”, together with 18 other banks at same commitment level â–ª No active lead role – In October 2021, TD Securities acted as a passive bookrunner (4.5% syndicate position) in a US$1.25bn bond financing for Rio Tinto – TD Securities provides cash management, foreign exchange, interest rate hedging and commodities trading services to Rio Tinto Revenues from Rio Tinto and Turquoise Hill are not material to overall revenues of TD Securities 5

DRAFT as of 6-Jul-2022 Strictly Confidential Turquoise Hill Capitalization and Share Price Performance For Discussion Purposes Only Capitalization Summary(1) Share Price – Last 10 Years Unaffected(2) @ Offer Current $120 Share Price Offer Price (C$34/sh) Share Price: 05-Jul-2022 C$/sh $25.68 $34.00 $34.42 Share Price: 05-Jul-2022 US$/sh $20.20 $26.68 $26.35 F.D. Shares Outstanding mm 201 $100 F.D. Market Capitalization US$mm $4,064 $5,370 $5,302 Project Debt (66%) US$mm $2,826 Leases (66%) US$mm $22 $80 Total Debt US$mm $2,849 13-Mar-22: Rio submitted proposal Less: Cash(4) US$mm ($561) for C$34/sh cash to Net Debt / (Cash) US$mm $2,288 acquire ~49% held by $60 TRQ minority US$mm shareholders Enterprise Value (Attrib.) $6,352 $7,658 $7,590 Value Metrics P / NAV(3) x 0.52x 0.69x 0.68x $40 Analyst EV / 2024E EBITDA x 7.1x 8.7x 8.6x Consensus EV / 2025E EBITDA x 5.2x 6.5x 6.4x $20 d P / NAV x 0.45x 0.60x 0.59x Model (Adjuste Resource Case) EV / 2024E EBITDA x 8.0x 9.7x 9.6x EV / 2025E EBITDA x 3.8x 4.5x 4.5x — Jul-12 Jul-14 Jul-16 Jul-18 Jul-20 Jul-22 Source: Capital IQ, Company management, Company reports and research analysts Note: Market data as of July 5, 2022. 6 (1) Balance sheet items as of March 31, 2022 and on attributable basis to reflect GoM’s 34% ownership. (2) Based on closing share price prior to Rio proposal on March 14, 2022. (3) Based on unfinanced NAVPS. (4) Cash includes 66% of cash at OT level.

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion Purposes Only Market View

DRAFT Share Price Performance as of 6-Jul-2022 Strictly Confidential Last Two Years For Discussion Purposes Only Turquoise Hill Share Price – Last Two Years (US$/share) (1) Share Price Copper Price 14-Jun-22: $35 Announced firing of 13-Mar-22: Rio submitted proposal for first draw bell of C$34/sh cash to acquire ~49% held by TRQ Hugo North minority shareholders, a 32% premium to TRQ’s last close share price $30 14-Jul-21: Potential 9-Apr-21: Binding increase in funding gap to 30-Nov-21: Bridging budget agreement with Rio on $2.4bn and delays to of $75mm approved, allows funding plan timeline parties to progress Oyu $25 Tolgoi underground 9-Mar-21: Funding gap reduction development from $3bn to $2.3bn, due to 18-May-22: 14-Oct-21: Funding gap higher commodity prices Amendment to Funding raised from $2.4bn to HoA; additional bridge $3.6bn due to delays in loan by Rio for up to $20 underground mining and US$400mm and 5-Mar-21: Steve Thibeault deferred open-pit metal extension of equity named interim CEO production offering to Dec 31, 2022 $15 23-Oct-20: Completed 10:1 share consolidation $10 24-Jan-22: Reached agreements with GoM and Rio; announced initial blasting $5 18-Dec-20: Definitive 2-Nov-21: Oyu Tolgoi expected first for Oyu Tolgoi block-cave Estimate with revised sustainable production delayed from Jan mine will commence base case cost of 2023 to H1/23 with potential for further US$6.75bn and first delay if budget uplift not fully supported by 13-Dec-21: TRQ / Rio offers to forgive and write-production by Oct 2022 all Oyu Tolgoi board members off GoM $2.4bn carry account loan for Oyu Tolgoi — Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Share price trended up amidst positive developments and strong copper price environment prior to Rio Proposal Source: Capital IQ and Company reports Note: Market data as of July 5, 2022. 8 (1) Copper price indexed to Turquoise Hill share price.

DRAFT as of 6-Jul-2022 Strictly Confidential Relative Share Performance For Discussion Purposes Only Relative Share Price Performance – Last Two Years 300% Performance Since March 11, 2022 TRQ 34% Peers Relative Performance Pre- TRQ Peers (45%)(1) Proposal (As of Mar 11, 2022): 231% S&P Global Base Metals Index (28%) 250% Copper (22%) TRQ Relative Performance Pre-Proposal (As of Mar 11, 2022): 114% 200% TRQ Current: 187% 150% 100% (2) TRQ Peers: 67% S&P Global Base Metals Index: 58% 50% Copper: 30% – (50%) Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 TRQ peers suffered significant sell-off since Rio proposal Source: Capital IQ Note: Market data as of July 5, 2022. 9 (1) Peers include Capstone (-59%), Ero (-43%), First Quantum (-40%), Hudbay (-54%), Ivanhoe (-35%) and Lundin (-39%). (2) Peers include Capstone (249%), Ero (-43%), First Quantum (107%), Hudbay (22%), Ivanhoe (72%) and Lundin (-2%).

DRAFT Historical P / NAV as of 6-Jul-2022 Strictly Confidential Turquoise Hill vs Peers For Discussion Purposes Only Historical P / NAV(1) 1.4x (2) Peers P/NAV Pre-Proposal Historical P / NAV Multiples (As of Mar 11, 2022): 0.95x 5-Year Average 3-Year Average 1-Year Average 5-Year High 5-Year Low TRQ 0.46x 0.39x 0.53x 0.78x 0.13x 1.2x TRQ Peers 0.79x 0.81x 0.91x 1.21x 0.35x % of Peers 58% 49% 58% 65% 36% 1.0x 0.8x Turquoise Hill: 0.68x 0.6x (3) TRQ Peers: 0.51x 0.4x TRQ P/NAV Pre-Proposal 0.2x (4) (As of Mar 11, 2022): 0.61x – Jul-17 Jul-18 Jul-19 Jul-20 Jul-21 Jul-22 TRQ prior to Rio Proposal consistently traded at a discount to peers on P/NAV Source: Capital IQ and research analysts Note: Market data as of July 5, 2022. 10 (1) Based on analyst consensus estimates. (2) Excludes Rio Tinto offer period since March 14, 2022. (3) Peers include Capstone, Ero, First Quantum, Hudbay, Ivanhoe and Lundin. (4) Based on NAVPS at time of proposal.

DRAFT as of 6-Jul-2022 Strictly Confidential Turquoise Hill View from the Street For Discussion Purposes Only View From the Street Select Analyst Commentary (2) Post Rio Proposal Pre Rio Proposal “We have raised our target-price to C$39.00/share to reflect a Broker Date Target Target high likelihood of an increased offer. The offer values TRQ Rating Rating at 0.71x our NAV, which compares with recent base metals Price (C$) Price (C$) 11-May-22 Buy $48.00 Buy $30.00 transactions that have averaged 0.90x NAV. Rio Tinto’s offer, if successful, would eliminate the need for an equity offering and would simplify the ownership structure of OT, in our 10-May-22 Buy $45.00 Buy $31.00 March 2022 view, likely aiding in the negotiations with debt-holders.” 23-Jun-22 Buy $44.00 Hold $30.00 “We view this C$34.00/sh bid by RIO as an opportunistic 22-Jun-22 Buy $42.00 Buy $29.50 low-ball offer post de-risking the project and ~12 months out 15-Jun-22 Hold $42.00 Buy $32.00 from first production. Our conversations with some of the minority shareholders indicated they believe the shares are worth at least our NAV of ~C$50.00/sh, and in some cases higher. Given expected value indicated by the minorities, March 2022 we believe this attempted acquisition has a high probability of failure.” Consensus Estimate (CAD) $44.20(1) $29.21 “Rio Tinto’s offer undervalues Oyu Tolgoi. Given the Current Share Price (CAD) $34.42 All analysts’ $25.68 scarcity and quality of the mine, we believe a full value bid targets below is justified. This is an opportunistic bid from RIO as the % Return to Target 28.4% Rio Proposal 13.8% amended HoA lays a clear path to project and financing de-March 2022 risking, with a higher project valuation over time.” Share Price and Target Price (C$) “We view the RIO offer as a positive development for TRQ shares. We anticipate that minority shareholders will be $50 seeking a materially higher offer from RIO to cede full ownership of TRQ at this late stage of development and would $40 March 2022 not be surprised to see a bid of >C$50.00/sh seeked.” $30 $20 “We recognize this offer is below long-term potential value $10 in Oyu Tolgoi, however, in our view it’s a fair price given the remaining risks from a TRQ perspective. As a larger and -multi-asset company, RIO is better equipped to weather Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 near-term timing and financing risks in completion of the March 2022 Turquoise Hill Target Price underground.” Source: Bloomberg and research analysts Note: Market data as of July 5, 2022. 11 (1) Excludes BMO and RBC estimates due to restricted status. (2) As of March 11, 2022 (unaffected date).

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion Purposes Only Value Methodology and Key Assumptions

DRAFT as of 6-Jul-2022 Strictly Confidential Fair Market Value For Discussion Purposes Only â–ª Under MI 61-101, Fair Market Value is defined as The monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act â–ª No downward adjustment to fair market value is permitted to reflect Liquidity of the securities Effect of the Transaction on the securities The fact that the securities do not form part of a controlling interest â–ª The Valuator must consider any distinctive material benefit that might accrue to an interested party as a consequence of the Transaction Synergies Tax benefits Other â–ª The Valuator must also consider any prior Valuations and any bona fide offers made for Turquoise Hill in the past 24 months MI 61-101 requires the Valuator to determine the “en bloc” value that an acquiror of 100% of Turquoise Hill would be expected to pay in an open auction Source: Ontario Securities Commission 13

DRAFT as of 6-Jul-2022 Strictly Confidential Approach to Value For Discussion Purposes Only Value Methodology Description Discounted cash flow analysis (“DCF”) on Oyu Tolgoi TD Securities relied on a financial model prepared by TRQ management [and approved for its use by the Special Committee], which is based on April 2022 Oyu Tolgoi Life of Mine Model prepared by management at Oyu Tolgoi LLC, and adjusted to include various near-term updates and upside opportunities Macro assumptions (commodity prices, discount rate, foreign exchange) selected by TD Securities based on market practice Synergies and integration costs based on guidance from Rio Tinto [confirmed by TRQ management and approved (“NAV”) for TD’s use by the Special Committee] Various sensitivity analysis and alternative scenarios also reviewed Transaction Value of TRQ’s interest in Oyu Tolgoi plus cash, Government of Mongolia (“GoM”) portion of shareholder loan, tax Analysis Value arbitration proceeds, and other assets, net of debt obligations and other liabilities including net MSP, guarantee fee, and tax on Entrée license transfer Shareholder loan valued based on discounted future payments receivable by TRQ using market interest rates Value Management Services Payment (“MSP”) paid by OT to TRQ and Rio Tinto incorporated Guarantee fees paid by TRQ and OT to Rio Tinto incorporated Potential tax arbitration proceeds ranged from no recovery to full recovery Asset Entrée license transfer taxes ranged from value on reserve basis at 20% interest to resource basis at 100% interest Net P/NAV multiples based on observed multiples in precedent transactions for comparable companies and assets Similar in size, operating characteristics, risk profile, and asset type Corporate and asset transactions Identical to Transaction Value approach described above, except multiples applied based on trading of peers rather Trading Value than precedent transactions (no premium for change of control) Near-term Oyu Tolgoi cash flows projected out until 2030 (full underground ramp-up year), discounted to present Transaction Value Future value calculated by applying EV/EBITDA precedent transaction multiples to more normalized future EBITDA EBITDA (Secondary (average EBITDA for years 2030 – 2036), then discounted to present Future / Methodology) V Value of TRQ’s interest in Oyu Tolgoi plus cash, GoM portion of shareholder loan, tax arbitration proceeds, and other E assets, net of debt obligations and other liabilities including net MSP, guarantee fee, and tax on Entrée license transfer Although not value approaches, also considered precedent en bloc and minority buyout premiums, trading history, sell-side analyst target prices Source: Company management and Rio Tinto management 14

DRAFT TD Securities’ Macro Assumptions as of 6-Jul-2022 Strictly Confidential Discount Rate For Discussion Purposes Only â–ª TD Securities uses as a starting point an 8% discount rate for producing base metal mines and 10% for development stage base metal projects and makes adjustments, as appropriate, for specific risks including geopolitical and technical risks We believe this methodology is representative of that used by financial and industry participants in evaluating assets Precious metals consist of less than 20% of contained metal value therefore TD determined that a precious metal discount rate was not appropriate P/NAV value approach depends on applying discount rate methodology consistent with precedents â–ª 10% discount rate was selected for the Oyu Tolgoi project World-class producing asset with an operating open pit, processing infrastructure, and additional near-term production expected from the underground project Significant development component in the underground project which is currently in construction and has commenced initial ore production – Underground expansion has experienced several cost overruns and delays – Current risks include COVID-19, inflation, supply disruption, and skilled workforce availability Increased technical risk associated with running a large block cave Incremental political and sovereign risk associated with developing and operating a mine in Mongolia(1) – Past negotiations with Government of Mongolia resulted in forgiveness of US$2.4bn carry account loan – Ongoing discussions include tax arbitration and go-forward funding structure – Although agreements in place, uncertainty related to water and power – Mongolia is landlocked surrounded by Russia and China Other data points considered include: – 2020 feasibility study uses an 8% discount rate – Research analysts covering Turquoise Hill use 8%-12% discount rate (median of 10%) – Although not often relied on by industry participants, performed empirical WACC analysis Source: Company reports, Fraser Institute, public filings and research analysts (1) Fraser Institute Annual Survey of Mining Companies 2021 ranks Mongolia 63rd out of 84 jurisdictions surveyed on the Investment Attractiveness Index with a score of 50.66/100. 15

DRAFT TD Securities’ Macro Assumptions as of 6-Jul-2022 Strictly Confidential Commodity Price & FX Forecasts For Discussion Purposes Only â–ª Selected commodity price forecasts based on equity research analyst consensus forecasts â–ª We believe this methodology is representative of that used by financial and industry participants in evaluating assets; management also utilizes analyst consensus prices Selected Price Deck Spot H2 2022 2023 2024 2025 2026 LT Copper (US$/lb) $3.42 $3.60 $4.00 $4.00 $4.00 $3.75 $3.50 Gold (US$/oz) $1,764 $1,800 $1,800 $1,800 $1,700 $1,700 $1,600 Silver (US$/oz) $19.12 $20.00 $22.00 $22.00 $22.00 $22.00 $22.00 Moly (US$/lb) $19.73 n/a n/a n/a n/a n/a $10.50 â–ª Have utilized management’s foreign exchange assumptions of 2,890 MNT/USD and 6.45 CNY/USD 20% of sustaining capital expenditures, 60% of development capital expenditures, and 20% of operating costs (excluding power costs) are exposed to movements in MNT 100% of power costs until 2026 are exposed to movements in CNY (USD denominated from 2027 onwards) Selected FX 5-Yr Avg. Spot Modeled Flat MNT / USD 2,689 3,146 2,890 CNY / USD 6.69 6.72 6.45 Source: Capital IQ, Company management, research analysts and Rio Tinto management 16

DRAFT as of 6-Jul-2022 Strictly Confidential Approach to Precedents and Trading Comparables Selection For Discussion Purposes Only Target Precedent Target Trading Oyu Tolgoi Transactions Comparables Observations â–ª Enterprise Value >US$1bn â–ª World-class size and mine Size â–ª TSX-listed Intermediates (100% basis) life(1) Commodity â–ª Copper as primary metal Mix â–ª Significant construction / â–ª Production Stage â–ª Producers ramp-up risk vs. established â–ª Construction producers â–ª Mongolia seen as challenging Geography â–ª All geographies jurisdiction(2) â–ª Greater than normal technical Mine Types â–ª Both open pit and underground risk with large block cave Value Metrics â–ª P / NAV Considered â–ª EV / EBITDA (1) Long life assets observed to attract higher P/NAVs. (2) Fraser Institute Annual Survey of Mining Companies 2021 ranks Mongolia 63rd out of 84 jurisdictions surveyed on the Investment Attractiveness Index with a score of 50.66/100. 17

DRAFT as of 6-Jul-2022 Strictly Confidential Base Metal M&A Precedents For Discussion Purposes Only Transaction Value (100%) (1) (1) Date Target / Acquiror P / NAV EV / CY + 1 EBITDA (US$mm) Selected Range: Selected Range: 0.75x – 1.10x 3.0x – 6.0x 1.13x (2) $1,100 x 17-Mar-22 CSA / Metals Acquisition Corp 30-Nov-21 Mantos / Capstone $1,354 14-Oct-21 Sierra Gorda (45%) / South32 $3,778 $1,865 1.02x 23-Sep-21 MATSA / Sandfire Resources $1,152 1.31x n/a 10-Mar-19 Red Chris (70%) / Newcrest Mining (3) 2.43x n/a 4-Dec-18 QB2 (30%) / Sumitomo $3,322 $8,750 0.97x n/a 28-Sep-18 Grasberg (40%) / Inalum $1,406 .94x 12.2x 5-Sep-18 Nevsun / Zijin (4) $2,522 1.00x n/a 14-Jun-18 Quellaveco (21.9%) / Mitsubishi Corporation $5,106(5) x n/a 31-Aug-17 Cobre Panama (LS-Nikko) (10%) / First Quantum $3,394 6x (6) 13-Feb-17 Mutanda (31%) / Glencore 15-Nov-16 Tenke Fungurume (24%) / BHR Partners $4,733 1.10x 10.0x 30-Jun-16 Batu Hijau (48.5%) / PT AMI $2,377 .94x 9-May-16 Tenke Fungurume (56%) / China Molybdenum $4,732 1.06x 10.1x 15-Feb-16 Morenci (13%) / Sumitomo Metal Mining $7,692 1.30x 10.7x 30-Jul-15 Zaldivar (50%) / Antofagasta $2,010 1.12x 7.3x (7) 82x 8-May-15 PanAust Limited (77%) / Guangdong Rising Assets Mgmt. $1,423 .6x 6-Oct-14 Candelaria (80%) / Lundin $2,250 1.04x 6x 13-Apr-14 Las Bambas / MMG, GUOXIN, CITIC $5,850 .97x n/a 28-Apr-13 Pinto Valley / Capstone Mining $650 .96x 28-Nov-12 Inmet / First Quantum $3,286 x 1x Source: Public filings and research analysts (5) Deal value includes US$635mm paid over six equal installments, discounted at 8%. Producing (1) Based on analyst consensus estimates. (6) Based on CY estimates. 18 (2) Based on CY management estimate. (7) Deal value includes US$403mm tied to metal price upside and development of Elang. (3) Deal value includes US$300mm tied to QB2 throughput and NPV of QB3 expansion at Development / Construction sanction, discounted at 8%. (4) Deal value includes US$50mm payable when processing >150ktpd (assumed Jun 2025) Producing & Significant and US$50mm payable when processing >180ktpd (assumed Jun 2028), discounted at 8%. Development

DRAFT as of 6-Jul-2022 Strictly Confidential Trading Comparables For Discussion Purposes Only Market Cap (US$bn) P / NAV(1) (3) Turquoise Hill $5.3 Turquoise Hill 0.68x (2) (3) Turquoise Hill (Unaffected) $4.1 Turquoise Hill (Unaffected)(2) 0.52x Selected Range: 0.40x – 0.70x First Quantum $12.2 First Quantum 0.67x Ivanhoe Lundin 0x $6.5 Lundin Ivanhoe $4.6 Capstone $1.5 Ero Hudbay $1.0 Hudbay Ero Capstone 0. $0.8 Source: Capital IQ and research analysts Note: Market data as of July 5, 2022. 19 (1) Based on analyst consensus estimates. (2) Based on closing share price prior to Rio proposal on March 14, 2022. (3) Based on unfinanced NAVPS.

DRAFT as of 6-Jul-2022 Strictly Confidential Shareholder Loan Considerations For Discussion Purposes Only Approach to Shareholder Loan Value Forecast Shareholder Loan Principal + Interest Repayment Schedule(1) â–ª The current EOT Shareholder Loan interest rate (L + 6.5%) is Outstanding balance of ~US$2.9bn(2) $1,123 believed to be lower than the cost of funding through market- $963 based alternatives $754 $786 $751 â–ª In assessing an appropriate market rate to discount the future $733 $707 $645 Shareholder Loan repayments, TD has considered the following: $442 $355 – Weighted average duration of the Shareholder Loan is ~10 $313 years $135 – Illustrative credit ratings analysis suggests a B1 credit — —rating, based on assessment of sovereign risk and single 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 asset risk – B1 credit rating would correspond to an 8% – 9% coupon in today’s market Sensitivity Analysis – Additional spread of 3% – 4% applied to reflect subordinated nature â–ª Based on this analysis, we estimate a market-based nominal Nominal Delta to June interest rate of 11% – 13% Discount Rate Value 30th Balance – Implied after-tax real rate of 6.1% – 7.6%(3) 10.0% $3,086 $150 â–ª When determining fair value of Shareholder Loan, TD 10.5% $2,959 $24 discounted future payments receivable by TRQ at this market- 11.0% $2,839 ($96) based rate 11.5% $2,725 ($211) â–ª Currently subject to 10% withholding tax – Tax arbitration loss may result in ~US$1.1bn of additional Net Present Value 12.0% $2,616 ($319) 12.5% $2,513 ($423) taxes payable (possible increase in WHT rate to 20%)(4) 13.0% $2,414 ($522) – Implementation of Pillar II global minimum tax would result 13.5% $2,320 ($616) in ~US$1.2bn of additional taxes payable (possible increase 14.0% $2,230 ($706) in WHT rate to 15% and taxes payable on annual accrued interest)(4) June 30th Balance L + 6.5% $2,936 Source: Public filings and Company management Note: Values shown in US$mm. 20 Note: Shareholder loan amounts shown on a 34% basis. (1) Repayment schedule based on a levered nominal model (pre-tax); forward LIBOR forecast based on TD Securities interest rate hedging team forecast. (2) Includes principal and accrued interest as at June 30, 2022. (3) Assuming 25% tax rate and 2% inflation rate. (4) Based on 66% attributable basis shown on a nominal basis.

DRAFT as of 6-Jul-2022 Strictly Confidential Synergies For Discussion Purposes Only â–ª Estimated synergies were assessed using the following approach: Items Contributing Category Results of Review to Synergy â–ª Annual synergies of US$[10]mm, which includes public company in Public â–ª Redundant public company costs and corporate G&A savings based on Rio Tinto estimate Company Costs costs, personnel and head [and confirmed by TRQ management] Value / Head Office â–ª One-time integration costs of US$[10]mm (based on Rio Tinto office costs (1) ncluded Costs estimate) and ~US$11mm of TRQ management change of I control payments (as provided by TRQ) â–ª Potential for Rio Tinto to add value through Operating application of its technical â–ª Rio Tinto has already implemented these operating advantages Costs and Value expertise, materials into Oyu Tolgoi as the project operator Capex Savings in sourcing advantages, Included operating efficiencies, etc. Not â–ª Potential tax synergies for Tax Savings â–ª No apparent tax synergies for Rio Tinto Rio Tinto â–ª Other logical potential buyers don’t appear to have greater potential for synergies than Rio Tinto Source: Company management and Rio Tinto management (1) C$14.6mm, converted to US$ using spot CAD/USD FX rate of 0.7655. 21

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion Purposes Only Modelling Parameters

DRAFT as of 6-Jul-2022 Strictly Confidential Model Overview For Discussion Purposes Only Key Assumptions LOM Summary – Adjusted Resource Case TD Securities relied on a financial model Reserve & Resource Operating Costs prepared by management [and approved for its (3) use by the Special Committee], which is based on Total Cu Reserve mmt 10.3 Mining US$/t mined $2.46 Total Au Reserve mmoz 11.4 Milling US$/t milled $4.49 April 2022 Oyu Tolgoi Life of Mine Model Infrastructure US$/t milled $2.26 Total Cu Resource mmt 16.6 prepared by management at Oyu Tolgoi LLC and 20.3 Power US$/t milled $4.16 Total Au Resource mmoz includes reserves and resources from Open Pit G&A US$/t milled $2.03 (1) 53% Total Operating Cost US$/t milled $16.94 and Oyu Tolgoi’s four underground deposits – Resource Conversion % Hugo North Lift 1, Hugo North Lift 2, Hugo South TCs US$/dmt $96.96 Production and Heruga (“Resource Case”) RCs US$/lb $0.10 Mine Life years 80 $67.34 Model adjustments for near-term updates and Freight / Transportation US$/wmt upside opportunities were made to get to an LOM Ore Mined mmt 3,176 Government Royalty US$/t CuEq. prod. $405.16 LOM Ore Processed mmt 3,176 Penalties US$/dmt $2.74 “Adjusted Resource Case”, including: (2) 114,544 Throughput tpd Total Realization Costs US$/t CuEq. prod. $1,132.53 Peak Throughput(2) tpd 125,000 – Capex reforecast, completed in Q2 2022 (4) $1.43 Cash Cost (Co-Product) US$/lb CuEq. Cu Grade % 0.84% (5) $1.87 – Ramp-up timing with acceleration of Panel 0 AISC (Co-Product) US$/lb CuEq. Cu Recovery % 87.6% – Debottlenecking of mill throughput to 125ktpd Capital Costs Cu Payability % 96.3% – Mining of the Lift 1 high-grade underground Payable Cu mmt 22.9 Development pillars Payable CuEq. mmt 28.1 Remaining UG (‘22-‘25) US$mm $1,976 Avg. Payable CuEq. kt 350.7 Additional Dev. (‘26+) US$mm $5,471 – Resequencing of deposits to move Open Pit US$mm n/a development of Hugo South forward in mine Au Grade g/t 0.31 Total Development US$mm $7,447 Au Recovery % 72.4% plan to begin production in 2037 Au Payability % 95.9% Sustaining TD Securities also reviewed various other upside Total Sustaining(6) US$mm $24,632 Payable Au mmoz 22.3 and downside sensitivities and scenarios, which 278.5 Total Sustaining / year US$mm $308 Avg. Payable Au koz are summarized on following slides 143.7 VAT US$mm $3,221 Payable Ag mmoz Closure US$mm $1,719 Payable Mo kt 58 Source: Company management (3) Blend of OP and UG mining costs over LOM. Note: Project economics and metal equivalencies are based on selected price forecast. (4) Excludes impact of 5% Government royalty. 23 Note: All figures shown on 100% ownership basis. (5) Includes sustaining capex and closure costs. (1) Calculated as total resource tonnes divided by stated resource tonnes as at December 31, 2021. (6) Includes deferred stripping costs. (2) Shown for illustrative purposes; model forecasted on annual tonnes basis, but implicit assumption is peak throughput of 125ktpd.

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential Throughput (by Deposit) For Discussion Purposes Only Resource Case 80,000 60,000 (kt) Throughput 40,000 20,000—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Adjusted Resource Case 1 Throughput capacity expanded to 125ktpd starting in 80,000 2030. 3% throughput increase between 2030 – 2036 3 Hugo South pulled forward to 2037 vs. 2052 from Open Pit ore. Max throughput of 125ktpd achieved from 2030 – 2080 4 Open Pit production deferred in place of higher grade UG production and 2 Additional tonnage from HNL1 pillars from 2037 – 2042 60,000 restarts once UG production schedules ramp down (kt) 2 3 Throughput 40,000 20,000 1 4—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 1 Pillars (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Source: Company management 24

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential Cu Production (by Deposit) For Discussion Purposes Only Resource Case 800 Production (Cu mmt) LOM Open Pit 2.6 / 12% LOM Hugo North Lift 1 (UG) 7.7 / 35% 600 LOM Hugo North Lift 2 (UG) 7.1 / 32% LOM Hugo South (UG) 2.6 / 11% (kt) 2.3 / 10% LOM Heruga (UG) Total 22.2 / 100% Production 400 Cu 200 —2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Adjusted Resource Case 1 Throughput capacity expanded to 125ktpd 2 Additional tonnage from HNL1 pillars from 2037 – 2042 Production 800 starting in 2030. 3% throughput increase between (Cu mmt) 3 Hugo South pulled forward to 2037 vs. 2052 2030 – 2036 from Open Pit ore. Max throughput 4 LOM Open Pit 2.6 / 11% of 125ktpd achieved from 2030 – 2080 Open Pit production deferred in place of higher grade UG production and restarts once UG production LOM Hugo North Lift 1 (UG) 7.7 / 34% 600 schedules ramp down LOM Hugo North Lift 1 Pillars (UG) 0.7 / 3% LOM Hugo North Lift 2 (UG) 7.1 / 31% (kt) 3 2 LOM Hugo South (UG) 2.6 / 11% LOM Heruga (UG) 2.3 / 10% 400 Production Total 22.9 / 100% Cu 200 1 4 —2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 1 Pillars (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Source: Company management 25

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential CuEq. Production (by Deposit) For Discussion Purposes Only Resource Case Production 800 (CuEq. mmt) LOM Open Pit 3.5 / 13% LOM Hugo North Lift 1 (UG) 8.8 / 32% 600 LOM Hugo North Lift 2 (UG) 8.5 / 31% (kt) LOM Hugo South (UG) 2.7 / 10% LOM Heruga (UG) 3.8 / 14% Total 27.3 / 100% Production 400 . CuEq 200—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Adjusted Resource Case 1 Throughput capacity expanded to 125ktpd 2 Additional tonnage from HNL1 pillars from 2037 – 2042 Production 800 starting in 2030. 3% throughput increase between (CuEq. mmt) 3 Hugo South pulled forward to 2037 vs. 2052 2030 – 2036 from Open Pit ore. Max throughput 4 LOM Open Pit 3.5 / 13% of 125ktpd achieved from 2030 – 2080 Open Pit production deferred in place of higher grade UG production and restarts once UG production LOM Hugo North Lift 1 (UG) 8.8 / 31% 600 schedules ramp down LOM Hugo North Lift 1 Pillars (UG) 0.8 / 3% 2 3 (kt) LOM Hugo North Lift 2 (UG) 8.5 / 30% LOM Hugo South (UG) 2.7 / 10% LOM Heruga (UG) 3.8 / 14% 400 Production Total 28.1 / 100% . CuEq 200 1 4—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Open Pit Hugo North Lift 1 (UG) Hugo North Lift 1 Pillars (UG) Hugo North Lift 2 (UG) Hugo South (UG) Heruga (UG) Source: Company management 26

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential Capex For Discussion Purposes Only Resource Case $1,750 LOM Avg. Total Sustaining Capex US$306mm US$24.5bn $1,400 Development Capex n/a US$7.3bn $1,050 $700 $350—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Sustaining Capex (excl. Hugo South and Heruga) Development Capex (excl. Hugo South and Heruga) Sustaining Capex—Hugo South Development Capex—Hugo South Development Capex—Heruga Sustaining Capex—Heruga Adjusted Resource Case $1,750 1 Hugo South pulled forward to 2037 assuming development capex of ~US$1.2bn is spent across 12 years starting 2032 LOM Avg. Total 2 Hugo South sustaining capex pulled forward in line with shift in production schedule timing Sustaining Capex US$308mm US$24.6bn $1,400 Development Capex n/a US$7.4bn $1,050 2 $700 1 $350—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 (1) (1) Sustaining Capex (excl. Hugo South) Development Capex (excl. Hugo South) Sustaining Capex—Hugo South Development Capex—Hugo South Source: Company management Note: Values shown in US$mm. 27 (1) Includes Heruga capex.

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential Mine Level EBITDA & Free Cash Flow For Discussion Purposes Only Adjusted Resource Case | EBITDA (US$mm) $4,000 LOM Avg. Total US$1.5bn US$118.4bn $3,000 $2,000 $1,000—2022 2025 2028 2031 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Adjusted Resource Case | Unlevered Free Cash Flow and Capex (US$mm) $4,000 LOM Avg. FCF Total FCF Total Capex US$819mm US$65.6bn US$35.3bn $3,000 $2,000 $1,000—2032-2043: 2064-2078: Heruga Development ($1,000) 2056-2063: Hugo South (US$1,177mm) (US$2,413mm) Hugo North Panels 3-5 2022-2025: Remaining 2026-2037: Hugo North Lift 2 (US$84mm) ($2,000) UG Development Construction / Development 2022 (US$1,976mm) 2025 2028(US$2031 1,796mm) 2034 2037 2040 2043 2046 2049 2052 2055 2058 2061 2064 2067 2070 2073 2076 2079 2082 2085 2088 2091 2094 2097 2100 Unlevered FCF Development Capex Sustaining Capex Source: Company management Note: Shown on 100% basis. 28

DRAFT Model Review | as of 6-Jul-2022 Strictly Confidential NPV Bridge For Discussion Purposes Only NPV Bridge (Attributable Basis – 10% Discount Rate) Near-Term Updates Upside Opportunities Source: Company management Note: Values shown in US$mm on attributable basis at a 10% discount rate. 29 Note: Value date as at June 30, 2022.

DRAFT Scenario Specific Sensitivity Analysis | as of 6-Jul-2022 Strictly Confidential Upsides For Discussion Purposes Only â–ª In addition to model adjustments reviewed in previous section, other upsides specific to OT have been reviewed but not included in the Adjusted Resource Case given level of uncertainty Model Sensitivities Upsides Key Assumptions Reference Source Increased Hugo North â–ª Ability to accelerate Hugo North mining rate to 125ktpd â–ª SPP Case 8772 Mining Rate Increased Hugo North Mining â–ª Ability to accelerate Hugo North mining rate to 125ktpd Rate & Concentrator â–ª US$1bn of incremental capex to expand concentrator to 170ktpd â–ª SPP Case 9.2 Expansion (170ktpd) â–ª Hugo South & Heruga accelerated â–ª Increased metal production from HNL1 in 2026 â–ª 202205 Valuation Draw Control Strategy â–ª 28kt Cu and 48koz Au Considerations_V2 Acceleration to Sustainable â–ª Acceleration of sustainable UG production (Panel 0) to December 2022 â–ª Management guidance UG Production (Panel 0) â–ª Acceleration of sustainable UG production (Panel 0) to February 2023 Pillar Grade Recoveries â–ª 70% of metal recovery in the Hugo North Lift 1 pillars â–ª Management guidance Acceleration to Panels 1 & 2 â–ª Acceleration to Panels 1 and 2 of 2 months due to shaft improvements â–ª Management guidance Hugo South Capex Timing â–ª Spend Hugo South development capex over a shorter 6-year period starting in 2038 â–ª Management guidance Source: Company management 30

DRAFT Scenario Specific Sensitivity Analysis | as of 6-Jul-2022 Strictly Confidential Downsides For Discussion Purposes Only In addition to model adjustments reviewed in previous section, other downsides specific to OT have been reviewed but not included in the Adjusted Resource Case given level of uncertainty Model Sensitivities Downsides Key Assumptions Reference Source Delay to Panels 1 & 2 Delay to Panels 1 and 2 of 2 months due to shaft delays Management guidance Pillar Grade Recoveries 50% of metal recovery in the Hugo North Lift 1 pillars Management guidance Mill Debottlenecking Capex US$350mm of incremental capex (additional crushing) required to reach 125ktpd Management guidance Interim Power Cost Escalation of Chinese power costs of 10% until OT joins Mongolian grid Management guidance Escalation Block Caving Risk / Reduced Lower production throughput of 75ktpd in block cave [ ] Production Source: Company management 31

DRAFT Scenario Specific Sensitivity Analysis | as of 6-Jul-2022 Strictly Confidential Illustrative NPV Impact For Discussion Purposes Only Illustrative NPV Impact (Attributable Basis – 10% Discount Rate) At $4.00/lb and $4.50/lb LT Cu the illustrative NPV impact rises to $496mm and $543mm, respectively At $4.00/lb and $4.50/lb LT Cu the illustrative NPV impact rises to $503mm and $738mm, respectively $600 $450 $400 mm) $265 $ $200 (US $135 $93 $64 $67 $77 Impact $26 – NPV ($43) ($99) ($76) ($64) TBD Illustrative ($200) ($400) ($600) Increased Improved Acc. to UG Draw Control Acc. to UG Hugo South Acc. / Delay to Pillar Recovery Mill Interim Power Block Caving Hugo North Productivity + Sustainable Prod. Strategy Sustainable Prod. Capex Timing Panel 1 and 2 (+/- 10%) Debottlenecking Cost Risk / Reduced Mining Rate(1) Concentrator (Panel 0) (Panel 0) (6 Years) (2 months) Capex Escalation (10%) Production(3) Expansion (2) (Dec 2022) (Feb 2023) (2022-2026) Upsides Downsides Source: Company management Note: Values shown in US$mm on attributable basis at a 10% discount rate. 32 Note: Value date as at June 30, 2022. (1) Illustrative analysis using 2016 SPP Cases as a proxy for NPV impact of an accelerated Hugo North production schedule (125ktpd). (2) Illustrative analysis using 2016 SPP Cases as a proxy for NPV impact of an accelerated underground production schedule and expanded concentrator (170ktpd). (3) Illustrative analysis using 2016 SPP Cases as a proxy for NPV impact of a reduced throughput scenario due to inherent block cave risk (75 ktpd).

DRAFT as of 6-Jul-2022 Strictly Confidential General Sensitivity Analysis For Discussion Purposes Only Metal Price Sensitivity Analysis Sensitivity Analysis Numbers in table represent impact to NPV Oyu Tolgoi NPV Impact (US$mm) at various commodity prices and discount $6,000 $8,000 $10,000 $12,000 rates Discount Rate (+/- 2%) 12% ($1,753) 10% $2,432 8% LT Au Price (US$/oz) $1,400 $1,500 $1,600 $1,700 $1,800 (1) (1) $3.00 ($1,953) ($1,850) ($1,747) ($1,643) ($1,540) Copper Price (+/- 10%) $3.15 ($1,759) $3.50 $1,610 $3.85 Price /lb) $3.25 ($1,076) ($973) ($870) ($767) ($663) $ $3.50 ($199) ($98) – $98 $196 (2) (2) Cu (US Cu Production (+/- 10%) 21 ($1,759) 23 $1,610 25 LT $3.75 $637 $735 $832 $930 $1,028 $4.00 $1,469 $1,567 $1,665 $1,763 $1,861 Operating Costs (+/- 10%) $39,062 ($518) $35,511 $469 $31,960 Discount Rate 8% 9% 10% 11% 12% (3) (3) Gold Price (+/- 10%) $1,440 ($271) $1,600 $250 $1,760 $3.00 $169 ($869) ($1,747) ($2,495) ($3,140) c e lb) $3.25 $1,305 $125 ($870) ($1,716) ($2,443) (4) (4) Pri $ / $3.50 $2,432 $1,111 – ($944) ($1,753) Au Production (+/- 10%) 20 ($271) 22 $250 25 C u (US LT $3.75 $3,518 $2,058 $832 ($206) ($1,096) $4.00 $4,603 $3,005 $1,665 $531 ($439) FX (+/- 10%)(5) n/a n/a ($306) $240 Sustaining Capex (+/- 10%) $17,883 ($235) $16,257 $230 $14,631 Remaining Dev. Capex (+/- 10%) $5,406 ($164) $4,915 $161 $4,423 Total Mine NPV: $9,396mm Source: Company management (4) LOM average gold production (mmoz). Note: Values shown in US$mm on attributable basis at a 10% discount rate. (5) 20% of sustaining capital expenditures, ~60% of development capital expenditures and 20% of 33 Note: Value date as at June 30, 2022. operating costs (excluding power costs) are exposed to movements in MNT. 100% of power costs (1) Long-term copper price +/- 10%. until 2026 are exposed to movements in CNY (USD denominated from 2027 onwards). (2) LOM copper production (mmt). (3) Long-term gold price +/- 10%.

DRAFT as of 6-Jul-2022 Strictly Confidential Opportunities Not Explicitly Quantified For Discussion Purposes Only Upside Opportunities â–ª Underground Mine Plan Optimization Additional opportunities may exist to optimize mine plan and deposit sequencing Potential opportunities include: faster underground ramp-up period, higher underground production rates, debottlenecking throughput beyond 125ktpd, additional lines to further increase mill throughput, higher achieved pillar resource recovery, and optimizing development of Heruga deposit once better explored / drilled Long life provides increased optionality â–ª Open Pit Grade Reconciliation Potential upside in open pit production given past positive grade reconciliation and history of performing to or above modeled grades â–ª Other Optimization Opportunities Potential for co-feed processing synergies in periods where underground outperforms plan and open-pit ore is also processed (e.g. arsenic content) Sustaining capex and opex optimization initiatives â–ª Use of Rail to Ship Concentrate May allow for improved efficiencies and contactless delivery, reducing costs and downtime caused by driver / fleet COVID-19 exposure Potential to access other ports and open-up Japanese and South Korean smelter markets â–ª Optimizing Draw Control Strategy Potential to add incremental production in Lift 1 not previously included in plan as a result of recovering more from lower in footprint The base case schedule includes a cap on production per drawpoint of 30 tonnes per day until all drawpoints are constructed in Panel 0. The next schedule update is expected to include a further reduction in draw rate to 20 tonnes per day per drawpoint â–ª Exploration Upside Potential to discover higher grade, shallow deposits at Oyu Tolgoi that could displace lower value material in current mine plan Additional drilling at Hugo South and Heruga may increase scope of deposits Early-stage exploration properties owned by Turquoise Hill outside of Oyu Tolgoi Less of a focus given existing long life â–ª Shareholder Loan Tax Benefits Have not explicitly included any benefit of shareholder loan tax structure Potential benefit may be offset due to potential risks pertaining to increased withholding tax rate and / or Pillar 2 global minimum tax (see next slide) 34

DRAFT as of 6-Jul-2022 Strictly Confidential Risks Not Explicitly Quantified For Discussion Purposes Only Downside Risks â–ª Block Cave Technical Risk Inherently risky mining method with uncertainty around ramp-up and production rates Caving failures have potential to cause development delays and production interruptions â–ª Concentrator Conversion Risk Timing risk on completion of Phase 2 concentrator to process combined ore from underground and open pit â–ª Foreign Country Risk Existing agreements / structure subject to change (e.g. shareholder loan, taxes, royalties, water license, power) Dependent on China for various supplies, equipment, power, and to export product Exposure to local currency â–ª Financing Risk Financing alternatives at OT and TRQ remain uncertain and could result in project delay â–ª Capital Cost Overruns and Delays With current market and geopolitical backdrop, cost escalation is a risk, and COVID-19 impacts have only been estimated / included to end of June 2022 Risk is offset by significant contingency included in estimates, and only a portion of remaining development capex is subject to escalation risk given existing contracts Potential ramp-up delays offset by contingencies in timing estimates and Panel 0 outperformance to date, but further delays could occur (e.g. geotechnical stress level risk) Potential incremental capital spend required to debottleneck to 125ktpd Potential underestimation of capital for subsequent underground mines (i.e. Hugo South development capital not currently underway but potential for similar challenges faced as at Hugo North) History of significant cost overruns and delays â–ª Power Costs and Timing of Connection to Mongolian National Grid Risk of increased power costs as part of ongoing negotiation of existing contracts Technical risks and potential for delay in switching to Mongolian National Grid â–ª Entrée Arbitration Risk Negotiating outstanding commercial terms on joint venture agreement with Entrée Potential negative tax consequences on transfer of licenses and general uncertainty regarding tax treatment of joint ventures within Mongolia â–ª Sourcing of Key Personnel and Labour Cost Escalation Challenges finding key skilled labour positions (e.g. master sinkers for shafts 3 / 4) could lead to development and production delays Escalation of labour costs driven by local inflation and change in labour laws (equal time rosters) Large construction crew layoffs in near-term could create tension with GoM â–ª Potential Changes to Tax Treatments If tax arbitration unsuccessful, possible knock-on effects to future withholding tax rates (eg. increase in SHL interest withholding tax from 10% to 20%) If Pillar 2 is adopted, withholding tax subject to 15% global minimum tax rate; could also result in elimination of other tax benefits 35

DRAFT as of 6-Jul-2022 Strictly Confidential Outstanding Items For Discussion Purposes Only Outstanding Items â–ª SPP (2016) base case on a reserve basis â–ª Addition of latest open pit optimization information as sensitivity case Outstanding â–ª Potential addition of a higher pillar metal recovery upside sensitivity case Information from â–ª Management focused on understanding Increased Hugo North Mining Rate and Improved Productivity + Rio Tinto / TRQ Concentrator Expansion scenarios â–ª Latest view of Entrée license transfer taxes to be requested from OT tax team â–ª G&A synergies review by TRQ management to confirm reasonability of Rio’s estimate â–ª Base case model adjustments Management â–ª Sensitivity parameters Model Sign-Off â–ª Synergies and integration costs Macro â–ª Ongoing monitoring to changing market conditions Assumptions 36

DRAFT as of 6-Jul-2022 Strictly Confidential For Discussion Purposes Only Value Conclusions

DRAFT as of 6-Jul-2022 th Strictly Confidential Updates Since Previous Version (June 27 ) For Discussion Purposes Only Value Impact (C$/sh) Summary of Updates P/NAV Approach P/NAV Approach (June 27th) $39.41—$66.55 â–ª Revised shareholder loan repayment stream $2.89—$3.23 â–ª Removed open pit optimization adjustment per updated views from Rio Tinto and TRQ ($0.13)—($0.19) management â–ª Included Entrée license transfer taxes range of US$24 – US$245mm based on latest estimates ($0.95)—($0.09) from management â–ª Revised H2 2022 metal prices to align with spot prices: US$3.60/lb Cu, US$1,800/oz Au and Updates Impacting Value ($0.40)—($0.55) US$20.00/oz Ag â–ª Moved MSP payments into corporate adjustments (no longer applying P/NAV multiple) ($0.26)—$0.15 â–ª Lowered top-end of P/NAV range to 1.1x from 1.15x $0.00—($3.06) â–ª Updated CAD:USD spot FX rate $0.30—$0.49 P/NAV Approach (Current) $40.86—$66.54 â–ª The following sensitivities were added: – 4-month acceleration to UG sustainable production (starting December 2022) NPV Sensitivities â–ª n/a – Shortened Hugo South development capex spend profile (6 years vs. 12 years) â–ª Revised development capex FX exposure to MNT to be ~60% (previously 20%) 38

DRAFT as of 6-Jul-2022 Strictly Confidential Preliminary Indications of Value For Discussion Purposes Only Methodology Multiple Range Metric (Attrib.) Preliminary Indications of Value (C$/sh) $10 $20 $30 $40 $50 $60 $70 P / NAV 0.75x—1.10x US$9,396mm Market down since $40.86 $66.54 saction Rio Tinto Proposal n Value Future EBITDA: $40.34 $60.19 Future EV / EBITDA 3.0x—6.0x Tra US$1,709mm P / NAV 0.40x—0.70x US$9,396mm $19.01 $41.64 u e Analyst Target Price l Avg. Target Price: $20.00 $32.00 a V (Pre-Proposal) $29.21 ding 52-Week Trading Range $12.45 $26.91 r a T (Pre-Proposal) Post-Bid Trading $33.47 $38.58 Range Rio Unaffected Current: Proposal: Price: $25.68 $34.42 $34.00 Source: Capital IQ, Company management, public filings and research analysts Secondary methodology Note: Market data as at July 5, 2022. 39

DRAFT as of 6-Jul-2022 Strictly Confidential Share Price Sensitivity Analysis For Discussion Purposes Only P/NAV 0.75x 0.85x 0.95x 1.05x 1.10x t 8% $39.97 $47.94 $55.01 $62.15 $66.61 n u 9% $35.28 $42.57 $48.97 $55.43 $59.55 LT Cu Price: t e o 10% $31.30 $38.02 $43.85 $49.75 $53.58 c R a US$3.00/lb s i 11% $27.91 $34.14 $39.49 $44.90 $48.49 D 12% $24.98 $30.80 $35.72 $40.71 $44.10 nt 8% $46.11 $54.75 $62.49 $70.28 $75.06 u 9% $40.72 $48.60 $55.57 $62.60 $66.99 LT Cu Price: e t 10% $36.18 $43.41 $49.73 $56.11 $60.19 a US$3.25/lb R Disco 11% $32.31 $38.99 $44.76 $50.60 $54.39 12% $28.98 $35.19 $40.49 $45.85 $49.41 nt 8% $52.05 $61.35 $69.73 $78.16 $83.25 9% $45.98 $54.41 $61.94 $69.51 $74.18 LT Cu Price: ou e t 10% $40.86 $48.58 $55.39 $62.24 $66.54 US$3.50/lb is c Ra 11% $36.52 $43.62 $49.82 $56.06 $60.05 D 12% $32.79 $39.37 $45.04 $50.75 $54.48 nt 8% $57.67 $67.63 $76.67 $85.75 $91.17 9% $50.92 $59.93 $68.03 $76.16 $81.10 LT Cu Price: ou 10% $45.25 $53.47 $60.77 $68.11 $72.65 US$3.75/lb Rate Disc 11% $40.44 $47.98 $54.61 $61.27 $65.48 12% $36.32 $43.29 $49.34 $55.42 $59.34 nt 8% $63.18 $73.82 $83.53 $93.28 $99.02 9% $55.76 $65.35 $74.03 $82.74 $87.97 LT Cu Price: ou 10% $49.53 $58.26 $66.06 $73.90 $78.70 US$4.00/lb Rate Disc 11% $44.26 $52.25 $59.32 $66.42 $70.85 12% $39.75 $47.11 $53.55 $60.03 $64.14 Source: Company management Note: Share prices shown in C$. 40 Note: Assumes nil tax dispute recovery at low end, full tax dispute recovery at high end and scaled in between. Note: Assumes 100% economic interest of licenses as the tax basis and Entrée stake valued on resource basis at low end, 20% economic interest of licenses as the tax basis and Entrée stake valued on reserve basis at high end and scaled in between. Note: Assumes Shareholder Loan discounted at 13% (nominal) at low end, 11% (nominal) at high end and scaled in between.

DRAFT as of 6-Jul-2022 Strictly Confidential NAV Build-up For Discussion Purposes Only Corporate NAV (US$mm) In US$mm, except per share data Attributable Discount Rate Adjusted Resource Case Mining Assets Oyu Tolgoi 66% 10% $9,396 Total Mining NAV $9,396 Corporate Items GoM Shareholder Loans(1) 34% 12% nominal $2,616 Tax Dispute Recovery 66% 10% $109 Entrée Transfer Taxes (2) 66% 10% ($81) MSP (Paid to TRQ)(3) 34%*50% 10% $169 MSP (Paid to Rio)(3) 66%*50% 10% ($329) Cash and Cash Equivalents(4) 100% n/a $466 Debt 66% n/a ($2,799) Guarantee Fee (Paid to Rio)(5) 74% 10% ($318) Unconsolidated Investments(6) 100% n/a $9 Corporate G&A(7) 100% 10% ($293) G&A Synergies(8) 100% 10% $110 Canadian Tax(9) 100% 10% ($14) Integration Costs(10) 100% n/a ($21) Total Corporate Items ($374) Corporate NAV $9,021 Fully-Diluted Shares Outstanding (mm) 201 Net Asset Value Per Share (US$/sh) $44.83 Net Asset Value Per Share (C$/sh) (11) $58.56 Implied P/NAV Share Price (C$/sh) Market $34.42 0.59x Current Offer $34.00 0.60x Note: Value date and balance sheet items as of June 30, 2022. Market data as at July 5, 2022. TRQ; OT portion is tax adjusted. (76%*66%)+24%=74%. (1) Levered nominal cash flows of shareholder loan repayment discounted at midpoint of range (11%—13%). (6) Includes TRQ’s ownership of ~14.5mm shares of Entrée Resources. 41 (2) Based on range of 20% or 100% economic interest of licenses as the tax basis and whether Entrée stake is (7) No tax deductibility on corporate G&A. valued on reserve or resource basis; assumes a mid-year 2023 resolution. (8) Based on annual synergies of US$10mm provided by Rio Tinto & TRQ management. (3) 50% of management fee is paid by OT to Turquoise Hill (34% non-intercompany portion represents an asset to (9) Management fee (paid to TRQ), corporate G&A, guarantee fee borne by TRQ and G&A synergies are taxable. TRQ). 50% of management fee is paid by OT to Rio Tinto (66% ownership portion represents a liability to TRQ). (10) Includes US$10mm of integration costs and ~US$11mm of TRQ management change of control payments. (4) All cash is projected to be held at TRQ level at June 30, 2022 value date. (11) Converted to C$ NAVPS using spot CAD/USD FX rate of 0.7655. (5) Project completion guarantee fee paid to Rio; 76% borne by OT (66% attributable to TRQ) and 24% borne by

DRAFT Indications of Value Support as of 6-Jul-2022 Strictly Confidential P/NAV Approach For Discussion Purposes Only P/NAV Approach In US$mm, except per share data Attributable Discount Rate Transaction Value Trading Value Low Mid High Low Mid High Mining Assets Oyu Tolgoi 66% 10% $9,396 $9,396 Mining Asset NAV $9,396 $9,396 Selected Multiple 0.75x 1.00x 1.10x 0.40x 1.00x 0.70x Mining Asset Value $7,047 $9,396 $10,336 $3,758 $9,396 $6,577 Corporate Adjustments GoM Shareholder Loans(1) 34% 11%—13% nom. $2,414 $2,616 $2,839 $2,414 $2,616 $2,839 Tax Dispute Recovery 66% 10% – $109 $109 – $109 $109 Entrée Transfer Taxes(2) 66% 10% ($147) ($81) ($14) ($147) ($81) ($14) MSP (Paid to TRQ)(3) 34%*50% 10% $169 $169 MSP (Paid to Rio)(3) 66%*50% 10% ($329) ($329) Cash and Cash Equivalents (4) 100% n/a $466 $466 Debt 66% n/a ($2,799) ($2,799) Guarantee Fee (Paid to Rio)(5) 74% 10% ($318) ($318) Unconsolidated Investments(6) 100% n/a $9 $9 Corporate G&A(7) 100% 10% ($293) ($293) G&A Synergies (8) 100% 10% $110 – Canadian Tax (9) 100% 10% ($14) ($3) Integration Costs(10) 100% n/a ($21) – Total Corporate Items ($752) ($374) ($85) ($829) ($452) ($163) Implied Equity Value $6,295 $9,021 $10,250 $2,929 $8,944 $6,415 F.D. Shares Outstanding (mm) 201.2 201.2 Implied Share Price (US$) $31.28 $44.83 $50.94 $14.56 $44.45 $31.88 Implied Share Price (C$)(11) $40.86 $58.56 $66.54 $19.01 $58.06 $41.64 Note: Value date and balance sheet items as of June 30, 2022. Market data as at July 5, 2022. TRQ; OT portion is tax adjusted. (76%*66%)+24%=74%. (1) Levered nominal cash flows of shareholder loan repayment discounted at midpoint of range (11%—13%). (6) Includes TRQ’s ownership of ~14.5mm shares of Entrée Resources. 42 (2) Based on range of 20% or 100% economic interest of licenses as the tax basis and whether Entrée stake is (7) No tax deductibility on corporate G&A. valued on reserve or resource basis; assumes a mid-year 2023 resolution. (8) Based on annual synergies of US$10mm provided by Rio Tinto & TRQ management. (3) 50% of management fee is paid by OT to Turquoise Hill (34% non-intercompany portion represents an asset to (9) Management fee (paid to TRQ), corporate G&A, guarantee fee borne by TRQ and G&A synergies are taxable. TRQ). 50% of management fee is paid by OT to Rio Tinto (66% ownership portion represents a liability to TRQ). (10) Includes US$10mm of assumed integration costs and ~US$11mm of TRQ management change of control (4) All cash is projected to be held at TRQ level at June 30, 2022 value date. payments. (5) Project completion guarantee fee paid to Rio; 76% borne by OT (66% attributable to TRQ) and 24% borne by (11) Converted to C$ NAVPS using spot CAD/USD FX rate of 0.7655.

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